? AXA Equitable Life Insurance Company ? MONY Life Insurance Company of America

SECTION C—INDIVIDUAL ACCELERATED DEATH BENEFIT FOR LONG-TERM CARE SERVICES RIDER QUESTIONNAIRE FORMING PART

OF THE APPLICATION FOR INSURANCE

Disclosure: The receipt of Long-Term Care benefits may be taxable. You, the Owner, should consult your tax advisor as to the taxation of any Long-Term Care benefits received.

Name of Proposed Insured            Date of Birth            (mm/dd/yyyy) Policy # (if known)

LONG-TERM CARE SERVICES RIDER

INFORMATION

1. The Long-Term Care Specified Amount applied for equals the initial face amount of the base policy times the acceleration percentage.

Select one acceleration percentage

? 100% (Available for both Death Benefit Options)

?             % (Available for Death Benefit Option A only. Percentage must be between 20% and 100% (whole integers).

The acceleration percentage selected multiplied by the base policy face amount must equal a minimum of $100,000

2. The Maximum Monthly Benefit at issue is equal to the Long-Term Care Specified Amount multiplied by the benefit percentage chosen by the owner.

? 1% ? 2% ? 3%

If a benefit percentage is not chosen, the default benefit percentage is:(a) 2% if the initial face amount of the base policy is less or equal to $2,500,000; and (b) 1% if the initial face amount is greater than $2,500,000, but not to exceed $5,000,000.

3. Nonforfeiture Benefit ?Yes ?No

The cost of the Long-Term Care Services rider with the Non Forfeiture Benefit is greater than it would be if this option is not selected. If the rider with this option terminates after the policy has been in force for 3 or more policy years, coverage may be continued in a reduced benefit amount without additional charges for the rider.

PROTECTION AGAINST

UNINTENDED TERMINATION

4. I, the Owner, understand that I have the right to designate at least one person other than myself to receive written notice of lapse or termination of the policy to which this rider is attached. I understand that such notice will not be sent until 30 days after the rider charge is due and unpaid.

? I elect to designate a person to receive such notice (complete information below)

? I DO NOT elect to designate a person to receive such notice

Name

Home Address No and Street            Bldg/Apt/Ste

City            State             Zip Code

GENERAL INFORAMTION (Proposed Insured)

5. a. (i) Are you actively at work on a full-time basis, at least 30 hours per week, performing the regular duties of your normal job in a normal capacity, and not been absent for more than five consecutive days within the last

2 months due to illness or medical treatment? ? Yes ? No

(ii) If answer is “No,” to question 5a (i), please explain

b. Do you have any hobbies or participate in any of the following activities: physical or recreational activities,

volunteer, travel, social clubs or similar activity? ? Yes ? No

c. Do you need or receive assistance with any of the following: laundry, cleaning, shopping, telephone use,

meal, preparation, managing your finances, managing your medication or use of transportation? ? Yes ? No

d. Are you covered by Medicaid? ? Yes ? No

e. Are you currently receiving, or within the past 5 years, have you received or applied for any disability benefits, including Worker’s compensation, Social Security Disability or any form of disability insurance? ? Yes ? No

f. Do you currently have, or have you during the last 12 months, another accident and health or long-term care insurance policy, rider or certificate in force ( including a health care service contract or health maintenance organization contract)? ? Yes ? No

g. Do you intend to replace any of your long-term care, medical, or health coverage with the coverage applied for? ? Yes ? No

h. Do you have any other policies, certificates or riders that provide similar long-term care coverage? ? Yes ? No

i. Have you ever been denied coverage for a long-term care insurance rider or policy? ? Yes ? No

If “Yes”, provide details.

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DETAILS FOR "YES" ANSWERS TO GENERAL INFORMATION (Questions 5f-5h)

Company	Policy/Certificate No.	Type and Amount	Currently in force	Being Replaced?
			☐ Yes ☐ No	☐ Yes ☐ No
			☐ Yes ☐ No	☐ Yes ☐ No
			☐ Yes ☐ No	☐ Yes ☐ No
			☐ Yes ☐ No	☐ Yes ☐ No
			☐ Yes ☐ No	☐ Yes ☐ No

Provide date of lapse for any insurance not currently in force.

FINANCIAL PROFESSIONAL TO COMPLETE THIS SECTION

List any other health or long-term care insurance policies that are currently in force:

Company	Policy No.	Type and Amount

List any other health or long-term care insurance policies in the last 5 years that are no longer in force:

Company	Policy No.	Type and Amount

MEDICAL INFORMATION (Proposed Insured)

6.

a. Do you currently use any medical devices, such as a: cane, wheelchair, walker, crutches, hospital bed, motorized scooter, catheter, dialysis machine, respirator, oxygen machine or apparatus, or stair lift?, ☐ Yes ☐ No

b. Do you currently need or receive help in doing any of the following: bathing, eating, dressing, toileting, maintaining continence, transferring from bed to chair? ☐ Yes ☐ No

c. Do you currently have, or have you ever been diagnosed or treated by a member of the medical profession for:

  i. Alzheimer's Disease, dementia, or organic brain syndrome? ☐ Yes ☐ No

  ii. Multiple Sclerosis, Muscular Dystrophy, ALS (Lou Gehrig's Disease), Huntington's Chorea, Motor Neuron Disease or Parkinson's Disease? ☐ Yes ☐ No

d. Within the last 5 years, have you received medical advice, diagnosis or treatment from, or consulted with, a member of the medical profession for:

  i. Transient ischemic attack, stroke, depression, seizures, tremors, numbness or imbalance, Amnesia, confusion or memory loss? ☐ Yes ☐ No

  ii. Bladder disorders, prostate disorders, disorders of the reproductive organs, liver disorders, or incontinence problems? ☐ Yes ☐ No

  iii. Osteoporosis, or arthritis? ☐ Yes ☐ No

  iv. Ataxia, tansverse myelitis, myasthenia gravis, blindness or post polio syndrome? ☐ Yes ☐ No

  v. Amputation due to disease or other medical condition, disorder of the hip, knee, shoulder, bone or joints? ☐ Yes ☐ No

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MEDICAL INFORMATION (Proposed Insured)

6. Continued:

e. Within the last 24 months have you:

i. Had any falls? ? Yes ? No

ii. Had any injury or fracture as a result of a fall? ? Yes ? No

f. Within the last 24 months have you:

i. Been or are you currently confined, or has a licensed medical professional recommended admission to, a nursing home, nursing facility or hospital? ? Yes ? No

ii. Received or are you currently receiving home health care? ? Yes ? No

iii. Attended or are you currently attending adult day care? ? Yes ? No

g. Are you currently living in an Assisted Living or Custodial Facility? ? Yes ? No

Details for “Yes” answers to 6a-g:

Question

Letter

Illness, Treatment

(include specific diagnosis and

medication)

Onset

Date

Recovery

Date

If disabled,

how long?

Doctor, Clinic, or Hospital Complete

Address, and Phone Number

AGREEMENT & ACKONWLEDGEMENT

I agree as follows: I, the Owner, am applying for an acceleration of life insurance death benefits under the Accelerated Death Benefit for

Long-Term Care Services Rider that will become part of the life insurance policy that I applied for. The statements and answers in this application are true and complete to the best of my knowledge and belief. If any statements and answers in this application are not complete,

true, or correctly recorded, I understand that the Company checked on page 1 above section A of the application has the right to deny benefits or rescind the rider applied for. I, the Owner, understand that this application will form part of the basis of coverage under the policy I applied for and that coverage for this rider will take effect on the Register Date of the policy. I understand that this rider covers only the

Insured person named in the policy.

Acknowledgement: I have received the rider Outline of Coverage and the Shopper’s Guide to Long-Term Care Insurance (if required by law in the state in which this rider is delivered.)

Under the Federal income tax law, I, the Owner, have the right to elect not to have withholding taxes apply. I acknowledge that I do not want any Federal income tax withheld relating to any taxable distributions deducted from my policy account value to pay the monthly cost for this rider. This acknowledgement will be valid on the date signed and is effective until revoked.

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